LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that Paul G. Kaminski, whose signature appears below constitutes and appoints Julie P. Aslaksen, John F.
Barrett,
Michelle S. DiCintio, Margaret N. House, Millie A. Miller, and
David A.
Savner and each of them, as his/her true and lawful attorney-in-fact and agent, with full and several power of substitution and with authority to act alone, for him/her and in his/her name, place and stead, in any and all capacities, to:

	(1)	execute for and on
behalf of the undersigned
Forms 3, 4, and 5 and any amendments and supplements to those forms in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(2)	do
and perform any and all acts for and on
behalf of the undersigned which
may be necessary or desirable to complete the execution of any such Form
3, 4 or 5 and any amendments and supplements to those forms and file such form with the United States Securities and Exchange Commission and any other authority; and

	(3)	take any other
action of any type
whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion, granting unto said attorney-in-fact and
agent
full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

	This Power of Attorney is
continuing
and shall remain in effect so long as the undersigned is an officer or director of General Dynamics Corporation, a Delaware corporation, unless the undersigned executes and delivers to the Secretary of General
Dynamics Corporation a written revocation of this Power of Attorney.


	The undersigned acknowledges that each foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.



Date:
1/31/2006			/s/ Paul G. Kaminski	__________________________________



							__________________________________
									Print Name